Exhibit 10.41

ASTRONOVA, INC.

2018 EQUITY INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (“Agreement”) is made and entered into as of __________ (the “Grant Date”), by and between AstroNova, Inc. (the “Company”), and __________ (the “Recipient”) pursuant to the Company’s Amended and Restated Non-Employee Director Annual Compensation Program (the “Program”). This Agreement is and shall be subject in every respect to the provisions of the Company’s 2018 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Program. The Program and the Plan are incorporated herein by reference and made a part hereof. The Recipient acknowledges that this Agreement shall be subject to all the terms and provisions of the Plan and the Program and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan and/or Program, the terms of the Plan and/or Program shall prevail, and (b) all decisions under and interpretations of the Plan or Program by the Board or the Committee shall be final, binding and conclusive upon the Recipient and his or her heirs and legal representatives.

In consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Shares. Upon the execution of this Agreement, the Company shall issue to the Recipient, in consideration of the Recipient’s Service to the Company as a member of the Board, subject to the terms and conditions set forth in this Agreement, __________ shares of common stock, $0.05 par value per share, of the Company (“Common Stock”). Such shares, together with any securities of the Company that may be issued in exchange for or in respect of the shares, whether by way of stock split, stock dividend, combination of shares, reclassification, recapitalization, reorganization or any other means, shall be referred to herein as the “Shares.”

2. Vesting. The restrictions applicable to the Shares shall lapse and the Shares shall become “Vested Shares” on             , subject to the Recipient continuing Service as a member of the Board.

3. Forfeiture of Unvested Shares. In the event that the Recipient ceases to serve as a member of the Board other than by reason of death or Disability (“Termination”), all of the Shares that have not become Vested Shares as of the date of Termination in accordance with the vesting schedule set forth in Section 2 above (any such shares, “Unvested Shares”) and all rights therein shall immediately be transferred to the Company pursuant to Section 3 below, and as of the date of Termination the Recipient shall have no further rights with respect to such Shares; provided, however, in the event the Recipient ceases to serve as a member of the Board by reason of death or Disability (as defined in the Plan) or a Change in Control of the Company occurs during the Recipient’s service as a member of the Board, any Unvested Shares shall be immediately vested and no longer subject to restrictions on Transfer (as defined below) hereunder.

4. Transfer of Unvested Shares to Company.

(a) The Recipient acknowledges and agrees that any certificate or other document evidencing any Shares shall be held by the Company until such Shares become Vested Shares. Promptly after any Shares become Vested Shares, the Company shall issue to the Recipient a certificate or other document evidencing such Vested Shares. The Recipient shall execute and deliver to the Company such number of stock assignments as and when the Company shall request, duly endorsed in blank, in the form requested by the Company. Upon Termination, the Unvested Shares shall be transferred to the Company, and the certificates or other documents evidencing the Unvested Shares shall be cancelled.

(b) From and after the date of Termination, the Company shall not pay any dividend to the Recipient on account of such Unvested Shares or permit the Recipient to exercise any of the privileges or rights as a stockholder with respect to the Unvested Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Unvested Shares.

(c) No amount shall be payable to the Recipient with respect to Unvested Shares transferred to the Company pursuant to this Section 3.

5. Restrictions on Transfer. Except as may be permitted pursuant to a Change in Control and except in the case of economic hardship of the Recipient as determined by the Committee, the Recipient shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, voluntarily or involuntarily, by operation of law or otherwise (collectively “Transfer”) any Unvested Shares or any interest therein, except for Transfers to the Company pursuant to Section 3. In addition, the Recipient may not Transfer any of the Vested Shares unless and until the earlier of (a) the date on which the Recipient meets the ownership level of Common Stock specified for the Recipient in the Company’s stock ownership and retention guidelines, as the same may be amended from time to time in the discretion of the Board and then only to the extent that such Transfer would not cause the Recipient to be out of compliance with such guidelines, and (b) the date on which Recipient is no longer subject to the Company’s stock ownership and retention guidelines, as the same may be amended from time to time in the discretion of the Board. Any and all certificates representing shares of Common Stock issued hereunder shall have appropriate legends evidencing such transfer restrictions.

6. Effect of Prohibited Transfer. The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

7. Restrictive Legend. All certificates representing Shares shall bear a legend which refers to the restrictions imposed by this Agreement and the Plan and any applicable state or federal securities laws or regulations, and which legend is otherwise in such form as the Company may deem appropriate. All Shares registered in book-entry shall include stop transfer instructions consistent with such legends.

8. Adjustments for Recapitalizations and Other Transactions. The Shares issued pursuant to this Agreement shall be adjusted to reflect any recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise pursuant to the provisions of Section 10 of the Plan.

9. Taxes. The Recipient understands and agrees that he or she will be fully liable for any federal, state or local taxes of any kind owed by him or her with regard to issuance of the Shares, whether owed at the time of transfer pursuant to the Recipient having made an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (an “83(b) Election”), or at the time that the Shares vest pursuant to the vesting schedule set forth in Section 2 above.

9. 83(b) Election. The Recipient understands that it shall be his or her decision whether to make an 83(b) Election with respect to the Shares, and that if he or she chooses to make such election, it must be made within 30 days of the date of execution of this Agreement. The filing of a Section 83(b) election is solely the Recipient’s responsibility, and if the Recipient chooses to make such an election with respect to issuance of the Shares, he or she must provide a copy of such election to the Company.

10. Dividends. Any dividend or Dividend Equivalents credited or payable with respect to any Unvested Shares shall be subject to the same restrictions and risk of forfeiture as the Unvested Shares and shall not be paid unless and until the such Shares become Vested Shares.

11. Miscellaneous.

(a) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(b) Binding Effect. This Agreement shall be binding and inure to the benefit of the Company and the Recipient and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

(c) Notice. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered to the office of the Company 600 East Greenwich Avenue, West Warwick, Rhode Island 02893 or such other address as the Company may hereafter designate. Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder at his or her address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Holder at such address.

(d) Amendment. This Agreement may be amended or modified only by a written instrument executed by both of the Company and the Recipient.

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement as of the date first written above.

ASTRONOVA, INC.

By:

Name:
Title:

Name:

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